CONFIDENTIAL        EXHIBIT 10.9
EXECUTION VERSION
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

TERMINATION AGREEMENT
This termination agreement (this “Termination Agreement”) dated December 23, 2014 (the “Signing Date”) is effective as of July 17, 2014 (the “Termination Date”) by and between EXELIXIS, INC., a Delaware corporation located at 210 East Grand Avenue, South San Francisco, California 94080 (“Exelixis”), and GLAXOSMITHKLINE, LLC, a Delaware corporation and successor to SMITHKLINE BEECHAM CORPORATION, located at 5 Crescent Drive, Philadelphia, PA 19112 (“GSK”). Exelixis and GSK are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.
A.     On October 28, 2002, Exelixis and GSK entered into a Product Development and Commercialization Agreement (such agreement, as amended, the “PDCA”) and related agreements.
B.     GSK previously had notified Exelixis of its decision to terminate development of foretinib, a product in-licensed by GSK from Exelixis under the PDCA, to return all rights to the product to Exelixis, and to terminate the PDCA in its entirety. GSK and Exelixis now desire to confirm termination of the PDCA, effective as of the Termination Date, on the terms and conditions set forth in this Termination Agreement.
In consideration of the mutual covenants and agreements provided in this Termination Agreement, and for good and valuable consideration, the receipt and sufficiency of which is acknowledged by both Parties, Exelixis and GSK agree as follows:
1.DEFINITIONS. For purposes of this Termination Agreement, the following definitions will be applicable. Capitalized terms used in this Termination Agreement (other than the headings of the Sections or Articles) have the following meanings set forth in this Article 1, or, if not listed in this Article 1, the meaning designated in the Termination Agreement, or, if not listed in the Termination Agreement, the meaning designated in the PDCA.
1.1    “Acquiror” has the meaning described in Section 9.1(b).
1.2    “Acquiror Affiliate” has the meaning described in Section 9.1(b).
1.3    “Affiliate” means, with respect to a particular Party, a person, corporation, partnership, or other entity that controls, is controlled by or is under common control with such Party. For the purposes of the definition in this Section 1.3, the word “control” (including, with correlative meaning, the terms “controlled by” or “under the common control with”) means the actual power, either directly or indirectly through one (1) or more intermediaries, to direct or cause the direction of the management and policies of such entity, whether by the ownership of at least fifty percent (50%) of the voting stock of such entity, or by contract or otherwise.
1.4    “Applicable Law” means all applicable statutes, laws, ordinances, codes, rules orders and regulations of any kind whatsoever of any domestic, foreign, federal, state, local or other governmental entity or Regulatory Authority as may be amended from time to time, which apply to a Party’s obligations under this Termination Agreement or the activities carried out under this Termination Agreement.
1.5    “Assigned Patents” means the Patents listed on Schedule 1.5.
1.6    “cabozantinib” means the chemical compound Controlled by Exelixis as of the Termination Date that was developed during the Term of the PDCA and returned by GSK to Exelixis as a “Refused Candidate” under the PDCA.
1.7    “Cabozantinib Product” means any product incorporating cabozantinib, or any formulations, mixtures or compositions incorporating cabozantinib.
1.8    “Calendar Quarter” means any consecutive 3-month period ending March 31, June 30, September 30 or December 31.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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EXECUTION VERSION

1.9    “Calendar Year” means any consecutive 12-month period beginning January 1 and ending December 31.
1.10    “Combination Product” means a product that is a preparation incorporating two (2) or more therapeutically active ingredients, one (1) of which is either cabozantinib or foretinib. Notwithstanding the foregoing, ingredients or components other than active ingredients, including drug delivery vehicles, adjuvants, and excipients, shall not be deemed to be “therapeutically active ingredients,” and their presence shall not be deemed to create a Combination Product for purposes of this Section 1.9.
1.11    “Confidential Information” has the meaning described in Section 6.1.
1.12    “Controlled” means, with respect to any Patent or Know-How, that the Party owns or has a license to such Patent or Know-How and has the ability to grant to the other Party a license or a sublicense (as applicable) to such Patent or Know-How, without violating the terms of any agreement or other arrangements with any Third Party existing as of the Termination Date.
1.13    “Cover” and its cognates thereof means, with respect to any product, process, method, use or composition, which, in the absence of a license, the manufacture, use, offer for sale, sale, or importation thereof or the practice thereof would infringe a Valid Claim of a referenced Patent (or in the case of a Patent that is a patent application, would infringe a Valid Claim in such patent application if it were to issue as a Patent).
1.14    “CRO” has the meaning described in Section 5.2.
1.15    “Disputed Matter” has the meaning described in Section 8.6.
1.16    “Exelixis Foretinib Know-How” means any Know-How Controlled by GSK or any of its Affiliates, during the Term and as of the Termination Date, relating to the Foretinib Product, that is transferred or assigned by GSK to Exelixis under this Termination Agreement.
1.17    “Exelixis Patent Rights” means any Patent Controlled by Exelixis or any of its Affiliates, during the Term and as of the Termination Date, that Covers the composition of matter, method of using, or method of making foretinib.
1.18    “FDA” means the U.S. Food and Drug Administration, and any successor entity thereto.
1.19    “First Commercial Sale” means, with respect to each Cabozantinib Product or Foretinib Product (as applicable), the first sale for which payment has been received for use or consumption by the general public of such product in any country in the world after all required Marketing Approvals have been granted, or such sale is otherwise permitted, by the Regulatory Authority in such country, excluding registration samples, compassionate use sales and the like.
1.20    “foretinib” means the chemical compound licensed by Exelixis to GSK under the PDCA that GSK was developing during the Term and as of the Termination Date.
1.21    “Foretinib Product” means any product incorporating foretinib, or any formulations, mixtures or compositions incorporating foretinib.
1.22    “Foretinib Research Agreements” means the material transfer agreements, or other material research agreements, (in each case related to foretinib) listed on Schedule 1.20.
1.23    “Know-How” means information, results and data of any type whatsoever, in any tangible or intangible form whatsoever, including, databases, practices, methods, techniques, specifications, formulations, formulae, knowledge, know-how, skill, experience, test data including pharmacological, biological, chemical, biochemical,

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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EXECUTION VERSION

toxicological and clinical test data, analytical and quality control data, stability data, studies, procedures, materials or reagents. For clarity, Know-How excludes any Patents.
1.24    “IND” means any investigational new drug application filed with the FDA pursuant to Part 312 of Title 21 of the U.S. Code of Federal Regulations, including any amendments thereto. References in this Termination Agreement to IND will include, to the extent applicable, any comparable ex-U.S. filings.
1.25    “Indemnitee” has the meaning described in Section 8.4.
1.26    “Injunctive Relief” has the meaning described in Section 8.8.
1.27    “Liability” has the meaning described in Section 8.2.
1.28    “Marketing Approval” means all approvals, licenses, registrations or authorizations of any federal, state or local Regulatory Authority, department, bureau or other governmental entity, necessary for the manufacturing, use, storage, import, transport and sale of a Cabozantinib Product or Foretinib Product (as applicable) in a regulatory jurisdiction. “Marketing Approval” will be deemed to occur upon first receipt of notice from a Regulatory Authority that a Cabozantinib Product or Foretinib Product (as applicable) has been approved for commercial sale. For countries where governmental approval is required for pricing or for the Cabozantinib Product or Foretinib Product (as applicable) to be reimbursed by national health insurance (i.e., other than the United States), “Marketing Approval” will not be deemed to occur until such pricing or reimbursement approval is obtained. Marketing Approval will be deemed to have occurred in such country where government approval of pricing or reimbursement has not been obtained if, at any time, the Party begins the commercial sale of such Cabozantinib Product or Foretinib Product (as applicable) in the country without obtaining pricing approval or reimbursement, with the date of such Marketing Approval to be deemed to occur on the date of the First Commercial Sale of the Cabozantinib Product or Foretinib Product (as applicable) in the country.
1.29    “Marketing Approval Application” means a New Drug Application (as defined in Title 21 of the U.S. Code of Federal Regulations, Section 314.50, et. seq.), or a comparable filing for Marketing Approval (not including pricing or reimbursement approval) in a country, in each case with respect to a Cabozantinib Product or Foretinib Product (as applicable) in the world.
“Net Sales” means, [ * ].
In the event a Cabozantinib Product or Foretinib Product (as applicable) is sold which is a Combination Product, for purposes of determining payments due hereunder, Net Sales of Combination Products will be calculated by multiplying the Net Sales of the Combination Product by the fraction A over A+B, in which A is the Gross Selling Price of the Cabozantinib Product or Foretinib Product (as applicable)when such product is sold in substantial quantities comprising either cabozantinib or foretinib (as applicable) as the sole therapeutically active ingredient during the applicable accounting period in which the sales of the product were made, and B is the sum of the Gross Selling Price of the other therapeutically active ingredients contained in the Combination Product sold separately in substantial quantities during the accounting period in question. All Gross Selling Prices of the therapeutically active ingredients of the Cabozantinib Product or Foretinib Product (as applicable) and Combination Products will be calculated as the average Gross Selling Price of the therapeutically active ingredients in such products and Combination Products during the applicable accounting period for which the Net Sales are being calculated. In the event that no separate sale of either the Cabozantinib Product or Foretinib Product (as applicable) comprising cabozantinib or foretinib (as applicable) as the sole therapeutically active ingredient or the other therapeutically active ingredients of the Combination Product are made during the accounting period in which the sale was made or if the Gross Selling Price for a particular therapeutically active ingredient included in a Combination Product cannot be determined for an accounting period, Net Sales allocable to each of the therapeutically active ingredients in the Combination Product will be determined by mutual agreement reached in good faith by the Parties prior to the end of the accounting period in question based on an equitable method of determining same that takes into account, in the world, variations in potency, the relative contribution of each therapeutically active ingredient in the Combination Product, and relative value to the end-user of each therapeutically active ingredient. For purposes of this Section 1.30, “Gross Selling Price” means [ * ].

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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EXECUTION VERSION

1.30    “Patent” means all: (a) unexpired letters patent (including inventor’s certificates) which have not been held invalid or unenforceable by a court of competent jurisdiction from which no appeal can be taken or has been taken within the required time period (and which have not been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise, or been abandoned), including any substitution, extension, registration, confirmation, reissue, re-examination, supplementary protection certificates, confirmation patents, patent of additions, renewal or any like filing thereof; (b) pending applications for letters patent which have not been canceled, withdrawn from consideration, finally determined to be unallowable by the applicable governmental authority or court for whatever reason (and from which no appeal is or can be taken), and/or abandoned, including any continuation, division or continuation-in-part thereof and any provisional applications; and (c) any international counterparts to (a) and (b) above.
1.31    “Regulatory Authority” means the FDA in the U.S., and any health regulatory authority(ies) in any other country in the world that is a counterpart to the FDA and holds responsibility for granting Marketing Approval for a Cabozantinib Product or Foretinib Product (as applicable) in such country, and any successor(s) thereto.
1.32    “Remaining Studies” has the meaning described in Section 5.1.
1.33    “Rules” has the meaning described in Section 8.7.
1.34    “Term” has the meaning described in Section 7.1.
1.35    “Third Part(y/ies)” will mean any person or entity other than GSK, Exelixis, or their respective Affiliates.
1.36    “Valid Claim” means: (a) a claim in an issued Patent that has not: (i) expired or been canceled; (ii) been declared invalid by an unreversed and unappealable or unappealed decision of a court or other appropriate body of competent jurisdiction; (iii) been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise; or (iv) been abandoned in by a Party; or (b) a claim under an application for a Patent that has been pending five (5) years or less from the date that the prosecuting Party first receives an action on the merits for such Patent, and which has not been canceled, withdrawn from consideration, finally determined to be unallowable by the applicable governmental authority or court for whatever reason (and from which no appeal is or can be taken), or abandoned.
2.    TERMINATION.
2.1    Termination of the PDCA. Effective as of the Termination Date, the PDCA, and all rights and obligations of both Parties under the PDCA, are hereby terminated (including all past, current and future payment obligations under Article 6 of the PDCA), except for: (a) any defined terms of the PDCA that are expressly incorporated herein by reference; and (b) those provisions of the PDCA referred to in Section 7.3, which will survive termination of the PDCA in accordance with the terms and conditions of this Termination Agreement.
2.2    Return of Foretinib. As part of terminating development of foretinib and the PDCA, GSK is returning foretinib to Exelixis as a Returned Licensed Product. As of the Termination Date, Exelixis is free to develop and commercialize Foretinib Products throughout the world, either alone, through an Affiliate or with any Third Party, subject to the payment obligations set forth in Section 3.1(b).
3.    FINANCIAL CONSIDERATION.
3.1    Royalty Payments.
(a)    Cabozantinib Product Royalties. Subject to Section 3.2, with respect to any Cabozantinib Product that is commercialized by Exelixis, its Affiliates or Sublicensees or other Third Parties who obtain rights from Exelixis or an Affiliate to market or sell any Cabozantinib Product, Exelixis will pay to GSK a royalty of three percent (3%) of total Net Sales in the Territory of all such Cabozantinib Products. Exelixis’ obligation to pay royalties for each Cabozantinib Product so commercialized will terminate, on a country-by-country and Cabozantinib Product-by-Cabozantinib Product basis, upon the expiration of the later of: (i) the expiration of [ * ] claiming or Covering the

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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EXECUTION VERSION

manufacture, use or sale of such Cabozantinib Product in such country; or (ii) [ * ] in such country; provided, however, the royalty rate set forth herein will be applicable for [ * ]described above claiming or Covering the manufacture, use or sale of such Cabozantinib Product, and, thereafter, the royalty rate will be [ * ] for such Cabozantinib Product for the remainder, if any, of the royalty term for such Cabozantinib Product set forth in this Section 3.1(a).
(b)    Foretinib Product Royalties. Subject to Section 3.2, with respect to any Foretinib Product that is commercialized by Exelixis, or its Affiliates or Sublicensees or other Third Parties who obtain rights from Exelixis or an Affiliate to market or sell any Foretinib Product, Exelixis will pay to GSK a royalty of four percent (4%) of total Net Sales in the Territory of all such Foretinib Products. Exelixis’ obligation to pay royalties for each Foretinib Product so commercialized will terminate, on a country-by-country basis, upon the expiration of the later of: (i) the expiration of [ * ] claiming or Covering the manufacture, use or sale of such Foretinib Product in such country; or (ii) [ * ] in such country; provided, however, the royalty rate set forth herein will be applicable for [ * ] described above claiming or Covering the manufacture, use or sale of such Foretinib Product, and, thereafter, the royalty rate will be [ * ] for such Foretinib Product for the remainder, if any, of the royalty term for such Foretinib Product set forth in this Section 3.1(b).
(c)     Obligation on Third Parties. Any Third Party, including Sublicensees, who obtains rights from Exelixis or an Affiliate to market or sell any Cabozantinib Product or Foretinib Product, whether by sale or transfer of rights to the Cabozantinib Product or Foretinib Product or assignment of Patents Covering any Cabozantinib Product or Foretinib Product, or Change in Control of Exelixis, shall be obligated to pay royalties to GSK under Sections 3.1(a) and 3.1(b) on Net Sales of any Cabozantinib Product or Foretinib Product.
3.2    Royalties Offsets. If, during the Term, Exelixis deems it necessary to seek or obtain a license from any Third Party in order to develop and commercialize any Cabozantinib Product or Foretinib Product under this Termination Agreement, Exelixis will be entitled to offset against royalties otherwise due GSK under Section 3.1 [ * ] of any royalties or other fees paid by Exelixis to such Third Party under such license; provided, however, in no event will such deduction reduce the royalties otherwise payable to GSK during any Calendar Year by more than [ * ]; further provided, however, that any deductible amounts not applied in a particular Calendar Year will be carried over and applied in subsequent Calendar Years until the full deduction has been taken.
3.3    Commencement. Beginning with the Calendar Quarter in which the First Commercial Sale for a Cabozantinib Product or Foretinib Product (as applicable) is made and for each Calendar Quarter thereafter, royalty payments will be made to GSK pursuant to Section 3.1 within [ * ] following the end of each such Calendar Quarter. Each royalty payment will be accompanied by a report, summarizing the total Net Sales for the Cabozantinib Product or Foretinib Product (as applicable) during the relevant Calendar Quarter and the calculation of royalties, if any, due thereon. In the event that no royalties are payable in respect of a given Calendar Quarter, Exelixis will submit a royalty report so indicating.
3.4    Mode of Payment. All payments due under this Termination Agreement will be payable, in full, in U.S. dollars, regardless of the country(ies) in which sales are made or in which payments are originated. For the purposes of computing Net Sales of a Cabozantinib Product or Foretinib Product (as applicable) sold in a currency other than U.S. dollars, such currency will be converted into U.S. dollars as calculated at the actual average rates of exchange for the pertinent quarter or year to date, as the case may be, as used by Exelixis in producing its quarterly and annual accounts, as confirmed by Exelixis’ auditors. Subject to Section 3.2 and Section 3.8, such payments will be without deduction of exchange, collection or other charges.
3.5    Records Retention. Commencing with the First Commercial Sale of a Cabozantinib Product or Foretinib Product (as applicable), Exelixis will keep complete and accurate records pertaining to the sale of such products, for a period of [ * ] after the year in which such sales occurred, and in sufficient detail to permit GSK to confirm the accuracy of the royalties paid by Exelixis hereunder.
3.6    Expatriated Payments. If by law, regulation, or fiscal policy of a particular country, conversion into United States dollars or transfer of funds of a convertible currency to the United States is restricted or forbidden, Exelixis will give GSK prompt written notice of such restriction, which notice will satisfy the payment deadlines in this Termination Agreement. Exelixis will pay any amounts due to GSK through whatever lawful method it chooses,

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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including making such payments in the local currency of such country, provided such choice is consistent with seeking to make the payment in the most expeditious manner possible.
3.7    Audits. During the term of this Termination Agreement and for a period of [ * ] thereafter, at the request and expense of GSK, Exelixis will permit an independent, certified public accountant of nationally recognized standing appointed by GSK, and reasonably acceptable to Exelixis, at reasonable times and upon reasonable notice, but in no case no more than once per calendar year thereafter, to examine such records as may be necessary for the sole purpose of verifying the calculation and reporting of Net Sales and the correctness of any royalty payment made under this Termination Agreement for any period within the preceding [ * ]. Results of any such examination will be made available to both Exelixis and GSK. The independent, certified public accountant will disclose to GSK only the royalty amounts which the independent auditor believes to be due and payable hereunder to GSK and will disclose no other information revealed in such audit. Any and all records examined by such independent accountant will be deemed Exelixis’ Confidential Information which may not be disclosed by such independent, certified public accountant to any Third Party. If, as a result of any inspection of the books and records of Exelixis, it is shown that a Payee's payments under this Termination Agreement were less than the amount which should have been paid, then Exelixis will make all payments required to be made to eliminate any discrepancy revealed by such inspection within [ * ]. The Payee will pay for such audits, except that in the event that the royalty payments made by Exelixis were less than [ * ] of the undisputed amounts that should have been paid during the period in question, Exelixis will pay the reasonable costs of the audit.
3.8    Taxes.
(a)    Sales or Other Transfers. Exelixis, as the recipient of any transfer under this Termination Agreement of any Exelixis Foretinib Know-How or Returned Licensed Products, as the case may be, will be solely responsible for any sales, use, value added, excise or other non-income taxes applicable to such transfer.
(b)    Withholding. In the event that Exelixis or any of its Affiliates or Sublicensees is required to withhold any tax to the tax or revenue authorities in any country regarding any payment to GSK due to the laws of such country: (i) such amount will be promptly paid by Exelixis or its Affiliate or Sublicensee for and on behalf of GSK to the appropriate governmental authority; (ii) such amount will be deducted from the payment to be made by Exelixis; and (iii) Exelixis will promptly notify GSK of such withholding and, within a reasonable amount of time after making such deduction, furnish GSK with proof of payment of such tax together with copies of any tax certificate or other documentation evidencing such withholding sufficient to enable GSK to support a claim, if permissible, for income tax credit in respect of any amount so withheld. Each of Exelixis and GSK agree to cooperate with the other in claiming exemptions from such deductions or withholdings under any agreement or treaty from time to time in effect. However, any such deduction or withholding will be an expense of and borne solely by GSK.
4.    TRANSFER OF FORETINIB TO EXELIXIS.
4.1    Foretinib Transfer.
(a)    Exelixis Data and Materials. As of the Signing Date, GSK has returned to Exelixis or destroyed all data and materials transferred by Exelixis to GSK under the PDCA that contain Confidential Information of Exelixis relating to foretinib. Promptly after the Signing Date, to the extent it has not already done so, GSK shall transfer to Exelixis the data and materials set forth in Schedule 4.1(a).
(b)    Drug Substance. GSK hereby transfers and assigns to Exelixis, at GSK’s reasonable cost, all of GSK’s right, title and interest to foretinib bulk drug substance in GSK’s possession, as set forth in Schedule 4.1(b). As of the Signing Date, GSK has transferred all foretinib bulk drug substance in its possession as set forth in Schedule 4.1(b) to Exelixis. GSK shall transfer no finished drug product material to Exelixis that is necessary for the conduct and completion of the Remaining Studies. After the conclusion of the Remaining Studies, GSK shall destroy any remaining foretinib finished drug product material.
(c)    Clinical Data and Regulatory Filings. Subject to Section 5.1 and Section 5.2, GSK hereby transfers and assigns to Exelixis, at GSK’s reasonable cost, all of GSK’s right, title and interest to: (i) all clinical study

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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data and results from clinical studies of foretinib conducted by GSK and (ii) all regulatory filings filed by GSK or on behalf of GSK relating to foretinib; provided, however, that GSK shall not transfer or assign to Exelixis any regulatory filings necessary for GSK to continue to conduct and complete the Remaining Studies reflected in Section 5.1. GSK will transfer and assign to Exelixis or terminate, as appropriate, any regulatory filings needed for the Remaining Studies, as set forth in Section 5.1. Notwithstanding the foregoing, GSK hereby retains the right at any time during and after the Term, and shall have a license from Exelixis pursuant to Section 4.2, to (i) publish the results or summaries of results of all clinical trials, observational studies and other studies such as meta analyses, conducted by GSK or on behalf of GSK with respect to cabozantinib and foretinib in any clinical trial register maintained by GSK or its Affiliates and the protocols of clinical trials conduct by GSK or on behalf of GSK relating to cabozantinib and foretinib on www.ClinicalTrials.gov and, in each case, publish the results, summaries and protocols of such clinical trials or studies on such other websites and repositories and at scientific congresses and in a peer-reviewed journal within such timeframe as required by law or GSK’s or its Affiliate’s standard operating procedures, regardless of the outcome of such clinical trials; and (ii) make information from clinical trials and studies conducted by or on behalf of GSK with respect to foretinib available to provide to researchers on a coded or an anonymized basis. All GSK publications made under this Section 4.1(c) shall be subject to the publication requirements of the PDCA, including, without limitation, Section 9.6 of the PDCA.
(d)    Assigned Patents. To the extent it has not already done so prior to the Signing Date, GSK hereby assigns to Exelixis all of GSK’s right, title and interest to the Assigned Patent Rights. GSK hereby covenants and agrees that it will, at its reasonable expense, sign all papers and documents including the Intellectual Property Assignment Agreement attached as Schedule 4.1(d), take all lawful oaths, and do all acts reasonably necessary or required to be done for the recordation of this assignment of the Assigned Patent Rights to Exelixis.
(e)    Research Agreements. GSK represents and warrants to Exelixis, to the best of its knowledge, that all research activities regarding foretinib under the Foretinib Research Agreements have terminated as of the Signing Date. Promptly after the Signing Date, GSK itself, or investigators working under the Foretinib Research Agreements, will provide to Exelixis all data generated under the Foretinib Research Agreements relating to foretinib, to the extent such data has not already been provided to Exelixis.
(f)    Further Cooperation. GSK will use commercially reasonable efforts, at no cost to Exelixis, to cooperate with Exelixis to provide Exelixis with any other Know-How that is Controlled by GSK, that is related specifically to foretinib, that exists as of the Termination Date, and that is reasonably related to Exelixis’ ongoing development and commercialization of foretinib.
(g)    Additional Items. If Exelixis reasonably requests GSK to provide Exelixis with any materials or services beyond those set forth in Section 4.1(e), such materials and/or services will be provided by GSK to Exelixis on such terms and conditions, including cost, as may be mutually agreed between the Parties at the time of any such request. GSK shall be under no obligation to provide any further materials or services unless agreement is reached with Exelixis on terms and conditions acceptable to GSK, in its reasonable discretion.
4.2    License to GSK. Subject to the terms and conditions of this Termination Agreement, Exelixis hereby grants to GSK a non-exclusive, worldwide, royalty-free license under the Exelixis Patent Rights and the Exelixis Foretinib Know-How solely to perform GSK’s obligations described in Section 5.1. The license will begin as of the Termination Date and will end when GSK completes Study 645 described in Section 5.1. Notwithstanding the foregoing, GSK shall have a perpetual, non-exclusive worldwide, royalty-free license under the Exelixis Patent Rights, Exelixis Foretinib Know-How and any Know-How Controlled by Exelixis relating to cabozantinib solely for the purposes set forth in, and in accordance with, the last sentence of Section 4.1(c).
4.3    No Implied License. Except as expressly set forth in this Termination Agreement, neither Party will acquire any license or other intellectual property interest (by implication, estoppel or otherwise) under any Patents or Know-How owned or Controlled by the other Party.
5.    REMAINING STUDIES.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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5.1    Disposition of Remaining Studies. As of the Signing Date, there are two ongoing clinical studies involving foretinib: a) GSK-sponsored Study MET11645 being conducted in Thailand which involves 2 patients (“Study 645”) and which is in the process of being closed; and b) a study to provide compassionate use of foretinib under a Named Patient Protocol (“NPP”) MET116178 (“Study 178”) (Study 645 and Study 178 referred to together herein as the “Remaining Studies). One patient in the US in Study 178 is being treated under an IND which cross-references the IND filed by GSK with FDA for foretinib. In order to continue a supply of foretinib to the two patients in Study 645 after the study has completed, plans are being implemented for the Principal Investigator in Study 645 to initiate a NPP to supply foretinib to the two patients as they transition off Study 645. GSK will be responsible for conducting and closing Study 645, including supply of foretinib, safety reporting, managing the database lock, and amending the Clinical Study Report of 13 March 2013, in accordance with Applicable Law. At the same time as the close out of the study at the Thailand Study 645 site, the two remaining patients will be transitioned onto the NPP Study 178. The investigator for Study 178 will be responsible for conducting Study 178 in accordance with Applicable Law until the current formulated supply of foretinib expires in January 2017. GSK will be responsible for expenses incurred in the conduct and close-out of Study 645 and the supply of foretinib to patients in the Remaining Studies in the US and Thailand under a contract with the Global Pharmacy IDIS. Promptly after all close-out activities for Study 645 and Study 178 have been completed and supply of foretinib has expired, GSK will take steps to inactivate the IND for foretinib in the US.
5.2    Data Management for Remaining Studies. As of the Signing Date, GSK has transferred to Exelixis the clinical data set forth in Schedule 4.1(a). GSK will, at its expense, be responsible for maintaining the clinical databases for Study 645 and archiving as required by Applicable Law and GSK’s standard operating procedures through close-out, after which GSK will have the trial master files for Study 645 transferred from GSK’s contract research organization (“CRO”) to Exelixis, for storage at Exelixis’ cost. GSK will, at its expense, be responsible for maintaining the safety database for Study 645 and archiving as required by Applicable Law and GSK’s standard operating procedures through close-out, after which GSK will have the safety database transferred from GSK to Exelixis, or to a CRO of Exelixis’ choice, for storage at Exelixis’ cost. The investigators for Study 178 will be responsible for reporting any serious adverse events to FDA (for US patients) and as otherwise required by Applicable Law.

6.	CONFIDENTIALITY.
6.1    Nondisclosure of Confidential Information. All Know-How disclosed by one Party to the other Party pursuant to this Termination Agreement will be “Confidential Information” under this Termination Agreement; provided, however, that any Know-How of GSK that is transferred to Exelixis under Section 4.1 will be Confidential Information of Exelixis. Subject to Section 6.2, the Parties agree that during the Term of this Termination Agreement, and for a period of five (5) years thereafter, a Party receiving Confidential Information of the other Party will: (a) maintain in confidence such Confidential Information (using efforts no less than those such Party uses to maintain in confidence its own proprietary industrial information of similar kind and value) and not disclose such Confidential Information to any Third Party without prior written consent of the other Party; and (b) not use such other Party’s Confidential Information without prior written consent of the other Party (it being understood that this Section 6.1 will not create or imply any right to use such Confidential Information).
6.2    Exceptions. The obligations in Section 6.1 will not apply with respect to any portion of the Confidential Information that the receiving Party can show by competent written proof:
(a)    Is publicly disclosed by the disclosing Party, either before or after it is disclosed to the receiving Party hereunder; or
(b)    Was known to the receiving Party or any of its Affiliates, without obligation to keep it confidential, prior to disclosure by the disclosing Party; or
(c)    Is subsequently disclosed to the receiving Party or any of its Affiliates by a Third Party lawfully in possession thereof and without obligation to keep it confidential; or

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL
EXECUTION VERSION

(d)    Is published by a Third Party or otherwise becomes publicly available or enters the public domain, either before or after it is disclosed to the receiving Party, and is not directly or indirectly supplied by the receiving Party in violation of this Termination Agreement or the PDCA;
(e)    Has been independently developed by employees or contractors of the receiving Party or any of its Affiliates without the aid, application or use of the disclosing Party’s Confidential Information; or
(f)    Is permitted to be disclosed by GSK under Section 4.1(c).
6.3    Authorized Disclosure. A Party may disclose the Confidential Information belonging to the other Party to the extent such disclosure is reasonably necessary in the following instances; provided that notice of any such disclosure will be provided as soon as practicable to the other Party:
(a)    Prosecuting or defending litigation;
(b)    Complying with applicable governmental laws and regulations; and
(c)    Disclosure to: Affiliates of the disclosing Party; potential or actual collaborators, partners, and licensees (including potential co-marketing and co-promotion contractors); potential or actual investment bankers, acquirers, lenders or investors; employees; consultants; and agents, each of whom, prior to disclosure, must be bound by similar obligations of confidentiality and non-use; provided that a confidentiality and non-use period of five (5) years will be sufficient. In any event, the Parties agree to take all reasonable action to avoid disclosure of Confidential Information except as permitted hereunder.
6.4    Public Announcement. Any press release, news release or other public announcement relating to this Termination Agreement or to the performance of the Parties under the PDCA, will first be reviewed and approved by both Parties; provided, however, that any disclosure which is required by law, including disclosures required by the U.S. Securities and Exchange Commission or made pursuant to the requirements of the national securities exchange or other stock market on which such Party’s securities are traded, as advised by the disclosing Party’s counsel may be made without the prior consent of the other Party, although the other Party will be given prompt notice of any such legally required disclosure and to the extent practicable will provide the other Party an opportunity to comment on the proposed disclosure.

7.	TERM AND TERMINATION.
7.1    Term. This Termination Agreement will become effective on the Termination Date and will remain in effect until the expiration of the last royalty payment with respect to the last Cabozantinib Product or Foretinib Product (whichever is later), as provided in Section 3.1 (“Term”).
7.2    Survival; Effect of Termination.
(d)    Survival. In the event of termination of this Termination Agreement for any reason, the following provisions of this Termination Agreement will survive: Articles 1, 3, 6, and 8; and Sections 4.1(c), 4.2, 7.2, 7.3, 9.1, 9.3, 9.4, 9.5, 9.6, 9.7, 9.8 and 9.9.
(e)    General Effects. In any event, termination of this Termination Agreement will not relieve the Parties of any liability which accrued hereunder prior to the effective date of such termination nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Termination Agreement nor prejudice either Party’s right to obtain performance of any obligation.
7.3    Survival of Provisions in the PDCA. The following provisions of the PDCA survive termination: Articles 1 and 9; and Sections 11.1-11.4 (solely with respect to conduct that occurred under the PDCA prior to the Termination Date), and Sections 12.6.5 and 14.2.
8.    REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL
EXECUTION VERSION

8.1    Mutual Authority. Exelixis and GSK each represents and warrants to the other as of the Signing Date that: (a) it has the authority and right to enter into and perform this Termination Agreement; (b) this Termination Agreement is a legal and valid obligation binding upon it and is enforceable in accordance with its terms, subject to applicable limitations on such enforcement based on bankruptcy laws and other debtors’ rights; and (c) its execution, delivery and performance of this Termination Agreement will not conflict in any material fashion with the terms of any other agreement or instrument to which it is or becomes a Party or by which it is or becomes bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over it.
8.2    Indemnification by GSK. Subject to Section 8.4, GSK will indemnify, defend and hold harmless Exelixis and each of its employees, officers, directors and agents from and against any and all Third Party suits, claims, actions, demands, liabilities, expenses and/or losses, including reasonable legal expenses and reasonable attorneys’ fees (collectively, “Liability”) to the extent such Liability results from: (a) the conduct of GSK’s obligations under this Termination Agreement; or (b) any negligence or willful misconduct by GSK, its Affiliates, licensees, sublicensees, successors or agents, except, in each of (a) and (b), to the extent such Liability results from any negligence or willful misconduct by Exelixis, its Affiliates, licensees, sublicensees or agents.
8.3    Indemnification by Exelixis. Subject to Section 8.4, Exelixis will indemnify, defend and hold harmless GSK and each of its employees, officers, directors and agents from and against any and all Liability to the extent such Liability results from: (a) the research, development, manufacture, use, handling, storage, sale or other disposition of Cabozantinib Products or Foretinib Products by Exelixis or its Affiliates, licensees, sublicensees, successors or agents; or (b) any negligence or willful misconduct by Exelixis, its Affiliates, licensees, sublicensees, successors or agents, except, in each of (a) and (b), to the extent such Liability results from any negligence or willful misconduct by GSK, its Affiliates, licensees, sublicensees or agents.
8.4    Conditions to Indemnification. As used herein, “Indemnitee” will mean a Party entitled to indemnification under the terms of Section 8.2 or 8.3. A condition precedent to each Indemnitee’s right to seek indemnification under such Section 8.2 or 8.3 is that such Indemnitee will:
(a)    inform the indemnifying Party under such applicable Section of a Liability as soon as reasonably practicable after it receives notice of the Liability;
(b)    if the indemnifying Party acknowledges that such Liability falls within the scope of its indemnification obligations hereunder, permit the indemnifying Party to assume direction and control of the defense, litigation, settlement, appeal or other disposition of the Liability (including the right to settle the claim solely for monetary consideration); provided, that the indemnifying Party will seek the prior written consent (such consent to not be unreasonably withheld, delayed or conditioned) of any such Indemnitee as to any settlement that would require any payment by such Indemnitee, would require an admission of legal wrongdoing in any way on the part of an Indemnitee, or would effect an amendment of this Termination Agreement; and
(c)    fully cooperate (including providing access to and copies of pertinent records and making available for testimony relevant individuals subject to its control) as reasonably requested by, and at the expense of, the indemnifying Party in the defense of the Liability.
Provided that an Indemnitee has complied with all of the conditions described in subsections (a) – (c), as applicable, the indemnifying Party will provide attorneys reasonably acceptable to the Indemnitee to defend against any such Liability. Subject to the foregoing, an Indemnitee may participate in any proceedings involving such Liability using attorneys of the Indemnitee’s choice and at the Indemnitee’s expense. In no event may an Indemnitee settle or compromise any Liability for which the Indemnitee intends to seek indemnification from the indemnifying Party hereunder without the prior written consent of the indemnifying Party (such consent to not be unreasonably withheld, delayed or conditioned), or the indemnification provided under such Section 8.2 or 8.3 as to such Liability will be null and void.
8.5    Limitation of Liability. EXCEPT FOR AMOUNTS PAYABLE TO THIRD PARTIES BY A PARTY FOR WHICH IT SEEKS REIMBURSEMENT OR INDEMNIFICATION PROTECTION FROM THE OTHER PARTY

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL
EXECUTION VERSION

PURSUANT TO SECTION 8.2 OR SECTION 8.3, AND EXCEPT FOR BREACH OF ARTICLE 6, IN NO EVENT WILL EITHER PARTY, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR AFFILIATES BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES, WHETHER BASED UPON A CLAIM OR ACTION OF CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER TORT, OR OTHERWISE, ARISING OUT OF THIS TERMINATION AGREEMENT.
8.6    Dispute Resolution. Subject to Section 8.8, in the event of any dispute, controversy or claim arising out of, relating to or in connection with any provision of the Termination Agreement (“Disputed Matter”), the Parties will try to settle their differences amicably between themselves first, by referring the Disputed Matter to the CEO of Exelixis (or his designee) and the CEO of GSK (or his designee). Either Party may initiate such informal dispute resolution by sending written notice of the dispute to the other Party, and, within [ * ] after such notice, such CEOs (or their respective designees) of the Parties will meet for attempted resolution by good faith negotiations. If such CEOs (or their respective designees) are unable to resolve such Disputed Matter within [ * ] of their first meeting for such negotiations, either Party may seek to have such dispute resolved as set forth in Section 8.7 below.
8.7    Binding Arbitration. Subject to Section 8.8, if the Parties are unable to resolve a Disputed Matter using the process described in Section 8.6, then a Party seeking further resolution of the Disputed Matter will submit the Disputed Matter to resolution by final and binding arbitration administered by the American Arbitration Association, in accordance with its Commercial Arbitration Rules then in effect (the “Rules”), except as otherwise provided herein and applying the substantive law specified in Section 9.7. Whenever a Party will decide to institute arbitration proceedings, it will give written notice to that effect to the other Party, and the arbitration will be held in New York, New York, USA. The arbitration will be conducted by a single arbitrator, who will be appointed in accordance with the Rules if the Parties are unable to agree on an arbitrator within forty (45) days after the institution of the arbitration proceedings. The arbitrator must have significant business or legal experience in the pharmaceutical business. After conducting any hearing and taking any evidence deemed appropriate for consideration, the arbitrator will be requested to render an opinion within thirty (30) days of the final arbitration hearing. The arbitrator will not have the power to award damages excluded pursuant to Section 8.5 and any arbitral award that purports to award such damages is expressly prohibited and void ab initio. Decisions of the arbitrator that conform to the terms of this Section 8.7 will be final and binding on the Parties, and judgment on the award so rendered may be entered in any court of competent jurisdiction. The losing Party, as determined by the arbitrator, will pay all of the administrative costs and fees of the arbitration and the fees and costs of the arbitrator, and the arbitrator will be directed to provide for payment or reimbursement of such fees and costs by the losing Party. If the arbitrator determines that there is no losing Party, the Parties will each bear or pay one-half of those costs and fees and the arbitrator’s award will so provide. Notwithstanding the foregoing, each Party is to bear or pay its own attorneys’ fees, expert or witness fees, and any other fees and costs, and no such fees or costs will be shifted to the other Party.
8.8    Injunctive Relief. Notwithstanding the terms of and procedures set forth in Section 8.6 or Section 8.7, any applications, motions or orders to show cause seeking temporary restraining orders, preliminary injunctions or other similar preliminary or temporary legal or equitable relief (“Injunctive Relief”) concerning a Disputed Matter (including, but not limited to, Disputed Matters arising out of a potential or actual breach of the confidentiality and non-use provisions in Article 6) may immediately be brought in the first instance and without invocation or exhaustion of the procedures set forth in Section 8.6 or Section 8.7 for hearing and resolution in and by a court of competent jurisdiction. Once the Injunctive Relief proceedings have been conducted, and a decision rendered thereon by the court, the Parties will, if the Disputed Matter is not finally resolved by the Injunctive Relief, proceed to resolve the Disputed Matter in accordance with the terms of Section 8.6 or Section 8.7.
9.    MISCELLANEOUS.
9.1    Assignment.
(a)    Neither Party may assign or transfer this Termination Agreement or any obligations hereunder without the prior written consent of the other (such consent to not be unreasonably withheld, delayed or conditioned), except a Party may make such an assignment without the other Party’s consent to an Affiliate or to a Third Party

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL
EXECUTION VERSION

successor to substantially all of the business of such Party to which this Termination Agreement relates, whether in a merger, sale of stock, sale of assets or other transaction; provided that any such permitted successor or assignee of rights and/or obligations hereunder is obligated, by reason of operation of law or pursuant to a written agreement with the other Party, to assume performance of this Termination Agreement or such rights and/or obligations; and provided, further, that if assigned to an Affiliate, the assigning Party will remain jointly and severally responsible for the performance of this Termination Agreement by such Affiliate. Any permitted assignment will be binding on the successors of the assigning Party. Any assignment or attempted assignment by either Party in violation of the terms of this Section 9.1 will be null and void and of no legal effect.
(b)    If a Party is acquired by or merged with a Third Party (such Third Party, hereinafter referred to as an “Acquiror” and each person, corporation, partnership or other entity that would, immediately prior to such acquisition, have qualified as an Affiliate of the Acquiror if the Acquiror were a Party, hereinafter referred to as an “Acquiror Affiliate”), the Parties agree that the intellectual property of such Acquiror or any Acquiror Affiliate held or developed by such Acquiror or any Acquiror Affiliate (whether prior to or after such acquisition or merger) will not be included in the intellectual property definitions of this Termination Agreement, and such Acquiror and all Acquiror Affiliates will be excluded from “Affiliate” solely for purposes of the applicable components of the intellectual property definitions in this Termination Agreement.
9.2    Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Termination Agreement.
9.3    Severability. If any of the provisions of this Termination Agreement are held to be invalid or unenforceable by any court of competent jurisdiction from which no appeal can be or is taken, the provision will be considered severed from this Termination Agreement and will not serve to invalidate any remaining provisions hereof. The Parties will make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Termination Agreement may be realized.
9.4    No Waiver. Any delay in enforcing a Party’s rights under this Termination Agreement, or any waiver as to a particular default or other matter, will not constitute a waiver of such Party’s rights to the future enforcement of its rights under this Termination Agreement, excepting only as to a written waiver that describes the Section of this Termination Agreement that is being waived and the time period of such waiver and that is signed by an authorized officer of each Party.
9.5    Notices. Any notices given under this Termination Agreement will be in writing, addressed to the Parties at the following addresses, and delivered by person, by facsimile (with receipt confirmation), or by FedEx or other reputable courier service. Any such notice will be deemed to have been given: (a) as of the day of personal delivery; (b) one (1) day after the date sent by facsimile service; or (c) on the day of successful delivery to the other Party confirmed by the courier service. Unless otherwise specified in writing, the mailing addresses of the Parties will be as described below.
For Exelixis:    Exelixis, Inc.
210 East Grand Avenue
South San Francisco, CA 94080
Attention: Executive Vice President and General Counsel
Fax: [ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL
EXECUTION VERSION

For GSK:	GlaxoSmithKline
Worldwide Business Development
709 Swedeland Road
King of Prussia, PA 19406
Attn : Vice President, Alliance Management
Fax : [ * ]

With a copy to :	GlaxoSmithKline
Legal Corporate Functions-Business Development Transactions
2301 Renaissance Blvd. (Bldg. #510)
King of Prussia, PA 19406
Attn: Vice President & Associate General Counsel
Fax: [ * ]

9.6    Amendment. No subsequent alteration, amendment, change or addition to this Termination Agreement will be binding upon the Parties unless it is: (a) reduced to writing, specifying the Section of this Termination Agreement that is altered, amended, changed or added to; and (b) signed by an authorized officer of each Party.
9.7    Governing Law. Resolution of all disputes, controversies or claims arising out of, relating to or in connection with the Termination Agreement or the performance, enforcement, breach or termination of the Termination Agreement and any remedies relating thereto, will be governed by and construed under the substantive laws of the State of New York, without regard to conflicts of law rules.
9.8    Entire Agreement. This Termination Agreement sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties with respect to the subject matter of this Termination Agreement and supersedes and terminates all prior agreements and understandings between the Parties with respect to such subject matter. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties with respect to such subject matter other than as are set forth in this Termination Agreement.
9.9    Construction of this Termination Agreement. Except where the context otherwise requires, wherever used, the use of any gender will be applicable to all genders, and the word “or” is used in the inclusive sense. When used in this Termination Agreement, “including” means “including without limitation”. References to either Party include the successors and permitted assigns of that Party. The headings of this Termination Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Termination Agreement or the intent of any provision contained in this Termination Agreement. The Parties have each consulted counsel of their choice regarding this Termination Agreement, and, accordingly, no provisions of this Termination Agreement will be construed against either Party on the basis that the Party drafted this Termination Agreement or any provision thereof. If the terms of this Termination Agreement conflict with the terms of any Exhibit, then the terms of this Termination Agreement will govern. The official text of this Termination Agreement and any Exhibits hereto, any notice given or accounts or statements required by this Termination Agreement, and any dispute proceeding related to or arising hereunder, will be in English. In the event of any dispute concerning the construction or meaning of this Termination Agreement, reference will be made only to this Termination Agreement as written in English and not to any other translation into any other language.
9.10    Counterparts. This Termination Agreement may be executed in two (2) or more counterparts, each of which will be an original and all of which will constitute together the same document. Counterparts may be signed and delivered by facsimile, or electronically in PDF format, each of which will be binding when sent.
Signature page follows.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL
EXECUTION VERSION

The Parties have caused this Termination Agreement to be executed by their duly authorized officers effective as of the Termination Date.

EXELIXIS, INC.                    GLAXOSMITHKLINE, LLC

By: _/s/ Jeffrey Hessekiel____________        By: _/s/ Justin T. Huang ______________

Name:__ Jeffrey Hessekiel ___________        Name:_Justin T. Huang_______________

Title:__EVP & GC____________________        Title:_Assistant Secretary_____________

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 1.5

List of Assigned Patent Rights

GSK Docket	Title	Serial/ Publication/ Patent No.
LU63754	Crystalline Forms of N-[3-fluoro-4-({6-(methyloxy)-7-[(3-morpholin-4-ylpropyl)oxy]-quinolin-4-yl}oxy)phenyl]-N'-(4-fluorophenyl)cyclopropane-1,1-dicarboxamide Owned by Exelixis	US 13/384451 PCT/US2010/042353
LU63868	Methods of preparing quinoline derivatives Owned by Exelixis	13/129183 WO2010/056960
LU64250	Hydrated Crystalline Forms of N-[3-fluoro-4-([6-(methyloxy)-7-[{3-morpholin-4-ylpropyl)oxy]-quinolin-4-yl]oxy)phenyl]-N'-(4-fluorophenyl)cyclopropane-1, 1-dicarboxamide Owned by Exelixis	US13/634,275 WO2011/112896
LU64498	C-MET MODULATORS AND METHODS OF USE Owned by Exelixis	US8178532 – Composition of Matter WO 2005-030140
PU62986	Method of Treating Cancer using a cMet Inhibitor and an ErbB Inhibitor	12/435473 WO2009/137429
PU63205	Preparation of a Quinolinyloxydiphenylcyclopropanedicarboxamide	12/566707 WO2010/036831
PU64436	METHODS OF TREATING CANCER	HCC specific PCT/US2011/061636 WO 2012/071321
PU65354	METHOD OF ADMINISTRATION AND TREATMENT	Ros1 PCT/US2013/074889
PU65356	METHOD OF ADMINISTRATION AND TREATMENT	14/173973 CAT haplotype in NR1I3
PU65609P	METHODS OF TREATMENT	61/915597 Erlotinib and Foretinib
PU65650P	METHOD OF ADMINISTRATION AND TREATMENT	61/938373 NTRK 1-3

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 1.20

List of Foretinib Research Agreements
[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 4.1(a)

Data and Materials to be Transferred

Category	Description	Remarks
Clinical	List and of all clinical trials, status of trials, list of sites and Principal Investigators	Completed July 15, 2014
Clinical	Agreed materials for study MET 111516	Completed July 17, 2014
Clinical	Agreed materials for studies MET 111643 - 111648	All files transferred except for certain files for MET 111645 (see next Schedule); these files will be transferred once the final study report is written (expected 2015)
Clinical	Agreed materials for studies National Cancer Institute of Canada (NCIC) studies	Completed June 2, 2014
Clinical	Investigators' Brochures	Completed August 26, 2014
Regulatory	Regulatory correspondence, including Annual Reports	Completed April 25, 2014
Publications	All publications and presentations with GSK involvement	Completed May 6, 2014
CMC	Status of current API and clinical supplies (amounts, expiration, stability tests)	Completed July 30, 2014
CMC	Samples of synthetic intermediates	There are 4-5 samples of 5g each that are scheduled to be transferred to Exelixis by November 30, 2014
CMC	Foretinib synthetic route information	Completed July 30, 2014
CMC	Foretinib formulation information	Completed July 30, 2014
CMC	All technical reports related to solid forms of foretinib (e.g., polymorphs, hydrates and solvates)	Completed September 24, 2014
CMC	Transfer of remaining API in GSK's possession to Exelixis	40 kilos of API were received by Biocair per Exelixis on October 1, 2014
Pre-Clinical	GSK and GSK-sponsored non-clinical safety study reports	Completed June 19, 2014
Pre-Clinical	List of Material Transfer Agreements (MTAs) and any reports/data from preclinical collaborative studies	Completed June 4, 2014
Pre-Clinical	In-house preclinical studies (not involving proprietary GSK compounds), including informal research reports or internal GSK presentations where available	Not applicable
Patents	List of all patent applications and status	Completed April 2014
Patents	List of any trademarks or trademark applications related to foretinib	Not applicable
Patents	Assignment of all patent cases / dockets to Exelixis	The dockets have been transferred; ownership will transfer upon execution of Termination Agreement and Intellectual Property Assignment Agreement

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 4.1(a) (cont’d)

Data and Materials to be Transferred
Foretinib Clinical Trials Detail

MET 111516		MET 111643		MET 111644		MET 111645		MET 111646		MET 111647		MET 111648		MET112141 (NCIC-IND1 NSCLC		MET112140 (NCIC-IND1 TNBC		MET112265 (NCIC-IN Her2+ BC	
Item	**Source**	**Status**	**Source**	**Status**	**Source**	**Status**	**Source**	**Status**	**Source**	**Status**	**Source**	**Status**	**Source**	**Status**	**Source**	**Status**	**Source**	**Status**	**Who**	**Status**
Clinical Study Reports: Protocol / Amendments	GSK	X-ferred 5/1/2014	GSK	X-ferred 6/2/2014	GSK	X-ferred 6/2/2014	GSK	X-ferred 6/2/2014	GSK	X-ferred 6/2/2014	GSK	X-ferred 6/2/2014	GSK	X-ferred 6/2/2014	NCIC	Exelixis will need to follow-up w/ NCIC	NCIC	Exelixis will need to follow-up w/ NCIC	NCIC	Exelixis wil need to follow-up w NCIC
Clinical Study Reports: Source Documents	GSK	X-ferred 5/1/2014	GSK	X-ferred 6/2/2014	GSK	X-ferred 6/2/2014	GSK	X-ferred 6/2/2014	GSK	X-ferred 6/2/2014	GSK	X-ferred 6/2/2014	GSK	X-ferred 6/2/2014	NCIC		NCIC		NCIC	
Clinical Study Report: Final Signed Report	GSK	X-ferred 5/1/2014	GSK	X-ferred 6/2/2014	GSK	X-ferred 6/2/2014	GSK	X-ferred 6/2/2014	GSK	X-ferred 6/2/2014	GSK	X-ferred 6/2/2014	GSK	X-ferred 6/2/2014	GSK	X-ferred 6/12/2014	GSK	X-ferred 6/12/2014	GSK	X-ferred 6/12/2014
Trial Master Files	GSK	X-ferred 7/15/2014	GSK	X-ferred 7/15/2014	GSK	X-ferred 7/15/2014	GSK	X-ferred 10/3/2014	GSK	X-ferred 7/15/2014	GSK	X-ferred 7/15/2014	GSK	X-ferred 7/15/2014	NCIC		NCIC		NCIC	
Clinical Trial Registry Publications	GSK	X-ferred 6/2/2014	GSK	X-ferred 6/2/2014	GSK	X-ferred 6/2/2014	GSK	X-ferred 6/2/2014	GSK	X-ferred 6/2/2014	GSK	X-ferred 6/2/2014	GSK	X-ferred 6/2/2014	NCIC		NCIC		NCIC	
Clinical Database (raw data sets)	GSK	X-ferred 6/11/2014	PPD	X-ferred 9/18/2014	PPD	X-ferred 9/18/2014	PPD	TBD - 2015	PPD	X-ferred 9/18/2014	X-ferred 9/18/2014	X-ferred 9/18/2014	X-ferred 9/18/2014	X-ferred 9/18/2014	NCIC		NCIC		NCIC	
External Vendors (raw data sets)	GSK	n/a: none	PPD	N/A	PPD	N/A	PPD	TBD - 2015	PPD	N/A	X-ferred 9/18/2014	X-ferred 9/18/2014	X-ferred 9/18/2014	X-ferred 9/18/2014	NCIC		NCIC		NCIC	
Safety Database (raw data sets)	GSK	X-ferred 6/8/2014	PPD	X-ferred 9/18/2014	PPD	X-ferred 9/18/2014	PPD	TBD - 2015	PPD	X-ferred 9/18/2014	X-ferred 9/18/2014	X-ferred 9/18/2014	X-ferred 9/18/2014	X-ferred 9/18/2014	NCIC	Exelixis will need to follow-up w/ NCIC	NCIC	Exelixis will need to follow-up w/ NCIC	NCIC	
Raw Data Specs / Transfer Agreements	GSK	n/a: no central labs used; all data in INFORM	PPD	X-ferred 9/18/2014	PPD	X-ferred 9/18/2014	PPD	TBD - 2015	PPD	X-ferred 9/18/2014	X-ferred 9/18/2014	X-ferred 9/18/2014	X-ferred 9/18/2014	X-ferred 9/18/2014	NCIC		NCIC		NCIC	
List of CSR Data Sources	GSK	See separate Data Inventory file for this study	PPD		PPD		PPD	TBD - 2015	PPD	X-ferred 9/18/2014	X-ferred 9/18/2014	X-ferred 9/18/2014	X-ferred 9/18/2014	X-ferred 9/18/2014	NCIC		NCIC		NCIC	
List of Raw Data Sets	GSK		PPD	X-ferred 9/19/2014	PPD	X-ferred 9/19/2014	PPD	TBD - 2015	PPD	X-ferred 9/19/2014	X-ferred 9/18/2014	X-ferred 9/18/2014	X-ferred 9/18/2014	X-ferred 9/18/2014	NCIC		NCIC		NCIC	
List of Analysis Data Sets	GSK		PPD	X-ferred 9/19/2014	PPD	X-ferred 9/19/2014	PPD	TBD - 2015	PPD	X-ferred 9/19/2014	X-ferred 9/18/2014	X-ferred 9/18/2014	X-ferred 9/18/2014	X-ferred 9/18/2014	NCIC		NCIC		NCIC	
Annotated CRFs (raw data)	GSK	X-ferred 6/17/2014	PPD	X-ferred 9/18/2014	PPD	X-ferred 9/18/2014	PPD	TBD - 2015	PPD	X-ferred 9/18/2014	X-ferred 9/18/2014	X-ferred 9/18/2014	X-ferred 9/18/2014	X-ferred 9/18/2014	NCIC		NCIC		NCIC	
Analysis Data Sets	GSK	X-ferred 6/9/2014	PPD	X-ferred 9/18/2014	PPD	X-ferred 9/18/2014	PPD	TBD - 2015	PPD	X-ferred 9/18/2014	X-ferred 9/18/2014	X-ferred 9/18/2014	X-ferred 9/18/2014	X-ferred 9/18/2014	NCIC		NCIC		NCIC	
Analysis Data Set Specifications	GSK	X-ferred 6/9/2014	PPD	X-ferred 9/18/2014	PPD	X-ferred 9/18/2014	PPD	TBD - 2015	PPD	X-ferred 9/18/2014	X-ferred 9/18/2014	X-ferred 9/18/2014	X-ferred 9/18/2014	X-ferred 9/18/2014	NCIC		NCIC		NCIC	
SAP - Final Signed Version	GSK	X-ferred 6/2/2014	PPD	X-ferred 9/18/2014	PPD	X-ferred 9/18/2014	PPD	TBD - 2015	PPD	X-ferred 9/18/2014	X-ferred 9/18/2014	X-ferred 9/18/2014	X-ferred 9/18/2014	X-ferred 9/18/2014	NCIC		NCIC		NCIC

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 4.1(b)

Foretinib Drug Substance/ Drug Product to be
Transferred

40 kilos of API were received by Biocair per Exelixis on October 1, 2014; No further materials will be transferred to Exelixis

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 4.1(d)

INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT
This intellectual property assignment agreement (“Assignment”) is effective as of July 17, 2014 (“Assignment Effective Date”), by and among GLAXOSMITHKLINE, LLC, a Delaware corporation and successor to SMITHKLINE BEECHAM CORPORATION, located at 5 Crescent Drive, Philadelphia, PA 19112 (“Assignor”) and EXELIXIS, INC., a Delaware corporation located at 210 East Grand Ave, South San Francisco, California 94080(“Assignee”).
A. Assignor and Assignee are parties to Termination Agreement effective as of July 17, 2014 (the “Termination Agreement”) pursuant to which Assignee has acquired all of Assignor’s right, title and interest in and to the patents and patent applications listed on Schedule 1.4 of the Termination Agreement (all such patents and patent applications referred to collectively as the “Assigned Patents”).
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignors and Assignee each hereby agree as follows:
1. Assignment. Assignor hereby sells, assigns, transfers, conveys and delivers to Assignee and its successors and assigns, and Assignee hereby purchases and accepts from Assignor, all of Assignor’s right, title and interest in, to and under the Assigned Patents, including the right to file for continuations, continuations-in-part, divisionals, reexaminations and reissues thereof and foreign counterparts thereto, and all patents issuing therefrom, together with the right to sue and recover damages for future or past infringements of the Assigned Patents and to fully and entirely stand in the place of Assignor in all matters related thereto.
2. Further Assurances. Assignor agrees to execute and deliver such other documents and to take all such other actions as Assignee, its successors and assigns may reasonably request to effect the terms of this Assignment and to execute and deliver any and all affidavits, testimonies, declarations, oaths and other documentation as may be reasonably required to effect the terms of this Assignment. Assignee, or its successor or assign, as the case may be, will be responsible for all costs incurred by Assignor in executing and delivering any of the foregoing.
3. Miscellaneous. This Assignment, and all claims or causes of action (whether at law, in contract or in tort) that may be based upon, arise out of or relate to this Assignment or the negotiation, execution or performance hereof, will be governed by and construed in accordance with the laws of the State of New York without giving effect to conflicts of laws principles that would result in the application of the law of any other state. This Assignment may not be supplemented, altered or modified in any manner except by a writing signed by all parties hereto. The failure of any party to enforce any terms or provisions of this Assignment will not waive any of its rights under such terms or provisions. This Assignment will bind and inure to the benefit of the respective parties and their assigns, transferees and successors. This Assignment and any amendments hereto may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute on and the same instrument.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, each of the Assignor and Assignee has executed this Assignment as of the Assignment Effective Date.

GLAXOSMITHKLINE, LLC
a Delaware corporation
By:
Name:
Title:
EXELIXIS, INC.
a Delaware corporation
By:
Name:
Title:

State of ___________    )    ss.:
County of _________     )

On the ____ day of ____________ in the year 2014 before me, the undersigned, a Notary Public in and for such State, personally appeared ______________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that this individual executed the same in this individual’s capacity, and that by this individual’s signature on the instrument, the individual, or the person upon behalf of which this individual acted, executed the instrument.

_______________________________________
Notary Public

My commission expires: _______________

Dated: __________

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.